Exhibit 3.1

AMENDED & RESTATED BYLAWS
OF
MARINEMAX, INC.

Adopted April 14, 2025

Article 1

OFFICES
1.1
Registered Agent and Office. The registered agent and office of MarineMax, Inc. (the “Corporation”) in the state of Florida shall be Corporate Creations Network Inc., 11380 Prosperity Farms Road, Suite 221E, Palm Beach Gardens, Florida 33410, or such other registered agent or office (which need not be a place of business of the Corporation) as the Board of Directors may designate from time to time in the manner provided by applicable law.
1.2
Other Offices. The Corporation may have offices also at such other places within and without the state of Florida as the Board of Directors may from time to time designate or as the business of the Corporation may require.
Article 2

SHAREHOLDERS
2.1
Place of Meetings. Meetings of shareholders shall be held at the place, if any, either within or without the state of Florida, as may be designated by resolution of the Board of Directors from time to time.
2.2
Annual Meetings. If required by law, annual meetings of shareholders shall be held at such date and time as determined by resolution of the Board of Directors and as set forth in the notice of meeting required by Section 2.4, at which time they shall elect a Board of Directors and transact any other business as may properly be brought before the meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board of Directors.
2.3
Special Meetings. Except as otherwise provided by the Articles of Incorporation of the Corporation (the “Articles of Incorporation”) relating to the rights of the holders of any series of preferred stock of the Corporation, a special meeting of shareholders for any purpose or purposes may be called at any time only by: (i) the Chair of the Board; (ii) resolution of the Board of Directors; or (iii) the holders of not less than fifty percent of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, and may not be called by any other person or persons, such special meeting to be held at such date and time as shall be designated in the notice or waiver of notice thereof. Only business within the purposes described in the Corporation’s notice of meeting required by Section 2.4 may be conducted at the special meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of shareholders previously scheduled by the Board of Directors.
2.4
Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date, and hour of the meeting, the record date for determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining the shareholders entitled to notice of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by law, the Articles of Incorporation, or the Amended and Restated Bylaws of the Corporation (as amended, restated or amended and restated from time to time in accordance with the provisions hereof, these “Bylaws”), the written notice of any meeting shall be given no less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting, as of the record date for determining the shareholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when either: (i) deposited in the United States mail, postage prepaid, directed to the shareholder at his, her, or its address as it appears on the records of the Corporation (ii) made in accordance with any other method authorized under Florida law.

2.5
Adjournments. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment a new record date for shareholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.9 of these Bylaws, and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
2.6
Quorum. Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, at each meeting of shareholders the presence in person or by proxy of the holders of a majority in voting power of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the shareholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 2.5 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
2.7
Organization. Meetings of shareholders shall be presided over by a chair of the meeting, who shall be the Chair of the Board, if any, or in his or her absence by the Chief Executive Officer, if any, or in his or her absence by the President, or in his or her absence by a Vice President designated by the Board or the Chief Executive Officer, or in the absence of the foregoing persons by another officer or director designated by the Board of Directors. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chair of the meeting may appoint any person to act as secretary of the meeting.
2.8
Voting; Proxies. Each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by such shareholder that has voting power upon the matter in question. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of shareholders need not be by written ballot. Subject to this Section 2.8 and except as provided by the Articles of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, all other elections and questions presented to the shareholders at a meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the votes cast. For purposes of these Bylaws, “votes cast” shall mean all votes cast in favor of and against a particular proposal or matter, but shall not include abstentions or broker non-votes. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which: (1) the Secretary of the Corporation receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees for director set forth in Section 2.13 of these Bylaws and such nomination has not been withdrawn by such shareholder on or before the tenth day before the Corporation first mails its notice of meeting for such meeting to the shareholders or (2) the number of nominees otherwise exceeds the number of directors to be elected. If directors are to be elected by a plurality of the votes cast, shareholders shall not be permitted to vote against a nominee.
2.9
Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of shareholders entitled to notice of any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, not be more than seventy (70) nor less than ten (10) days before the date of such meeting, and, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the shareholders entitled to vote at such meeting, such date shall also be the record date for determining the shareholders entitled to vote at such meeting and (2) in the case of any other action, shall not be more than seventy (70) days prior to such other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the day before the first notice is given to shareholders, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to the same. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of shareholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of shareholders entitled to vote in accordance with the foregoing provisions of this Section 2.9 at the adjourned meeting.
2.10
List of Shareholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, provided, however, if the record date for determining the shareholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the shareholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting during ordinary business hours, at the principal place of business of the Corporation. The list of shareholders must also be open to examination at the meeting as required by applicable law. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list of shareholders or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.
2.11
Action by Consent of Shareholders. Except as otherwise provided by the Articles of Incorporation relating to the rights of the holders of any series of preferred stock of the Corporation, no action required or permitted to be taken at any annual or special meeting of the shareholders may be effected by written consent of shareholders in lieu of a meeting, unless the action to be effected by written consent of shareholders and the taking of such action by written consent have been expressly approved in advance by the Board of Directors.
2.12
Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of shareholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of shareholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall: (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share; (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

2.13
Shareholder Nominations; Special Meetings; Shareholder Business.
(a)
Shareholder Nominations. Nominations of one or more individuals for election to the Board of Directors (each, a “Nomination” or “Nominee” and more than one, “Nominations” or “Nominees”) and the proposal of business other than Nominations (“Business”) to be considered by the shareholders of the Corporation may be made at an annual meeting of shareholders only: (1) pursuant to the Corporation’s notice of meeting or any supplement to the notice (provided, however, that reference in the Corporation’s notice of meeting to the election of directors or to the election of members of the Board of Directors shall not include or be deemed to include Nominations), (2) by or at the direction of the Board of Directors or (3) by any shareholder of record of the Corporation who delivers a notice provided for in this Section 2.13 (a “Noticing Party”) who is a shareholder of record at the time of delivery of such notice to the Secretary of the Corporation, remains a shareholder of record through the shareholder meeting, is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 2.13.
(b)
Special Meetings of Shareholders. Only such Business shall be conducted at a special meeting of shareholders of the Corporation as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting; provided, however, that reference in the Corporation’s notice of meeting to the election of directors or to the election of members of the Board of Directors shall not include or be deemed to include Nominations. Nominations may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a Noticing Party who is a shareholder of record at the time of delivery of such notice to the Secretary of the Corporation, remains a shareholder of record through the shareholder meeting, is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 2.13.
(c)
Shareholder Nominations and Business. For Nominations or Business to be properly brought before an annual meeting by a shareholder pursuant to Section 2.13(a)(3), the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with this Section 2.13, and any such proposed Business must constitute a proper matter for shareholder action. For Nominations to be properly brought before a special meeting by a shareholder pursuant to Section 2.13(b)(2), the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with this Section 2.13.
(1)
Shareholder Nominations.
(A)
Only individual(s) subject to a Nomination made in compliance with the procedures set forth in this Section 2.13 shall be eligible for election at an annual or special meeting of shareholders of the Corporation, and any Nomination not made in compliance with this Section 2.13 shall not be considered or acted upon at such meeting of shareholders.
(B)
For Nominations to be properly brought before an annual or special meeting of shareholders of the Corporation by a shareholder pursuant to Section 2.13(a)(3) or Section 2.13(b)(2), respectively, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation pursuant to this Section 2.13. To be timely, the shareholder’s notice must be delivered to the Secretary of the Corporation as provided in Section 2.13(c)(1)(C) or Section 2.13(c)(1)(D), in the case of an annual meeting of shareholders of the Corporation, and Section 2.13(c)(1)(E), in the case of a special meeting of shareholders of the Corporation, respectively.
(C)
In the case of an annual meeting of shareholders of the Corporation, to be timely, any Nomination made pursuant to Section 2.13(a)(3) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the Close of Business on the ninetieth (90th) day nor earlier than the Close of Business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which Public Disclosure of the date of such meeting is first made by the Corporation). In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting of shareholders of the Corporation commence a new time period (or extend any time period) for the giving of a Noticing Party’s notice as described above.
(D)
Notwithstanding Section 2.13(c)(1)(C), in the event that the number of directors to be elected to the Board of Directors at an annual meeting of shareholders of the Corporation is increased and there is no Public Disclosure by the Corporation naming the Nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, the Noticing Party’s notice required by this Section 2.13 shall also be considered timely, but only with respect to Nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the Close of Business on the tenth (10th) day following the day on which such Public Disclosure is first made by the Corporation.
(E)
In the case of a special meeting of shareholders of the Corporation, to be timely, any Nomination made pursuant to Section 2.13(b)(2) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such special meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which Public Disclosure is first made of the date of such special meeting and of the Nominees proposed by the Board of Directors to be elected at such special meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting of shareholders of the Corporation commence a new time period (or extend any time period) for the giving of a Noticing Party’s notice as described above.
(F)
To be in proper form, a Noticing Party’s notice of Nomination(s) pursuant to Section 2.13(a)(3) or Section 2.13(b)(2) shall set forth

(a) as to any Nominee of such Noticing Party:

(i)
the name, age, business address and residential address of such Nominee;
(ii)
the principal occupation and employment of such Nominee;
(iii)
written questionnaire with respect to the background and qualifications of such Nominee, completed by such Nominee in the form required by the Corporation which form the Noticing Party shall request in writing from the Secretary of the Corporation prior to submitting notice and which the Secretary of the Corporation shall provide to such Noticing Party within ten (10) days after receiving such request);
(iv)
a written representation and agreement completed by such Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary of the Corporation prior to submitting notice and which the Secretary of the Corporation shall provide to such Noticing Party within ten (10) days after receiving such request) providing that such Nominee:

(1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Nominee, if elected as a director of the Corporation will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Nominee’s ability to comply, if elected as a director of the Corporation, with such Nominee’s fiduciary duties under applicable law;

(2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or Nominee with respect to the Corporation that has not been disclosed to the Corporation;

(3) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Articles of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Nominee within five (5) business days after the Secretary of the Corporation receives any written request therefor from such Nominee), and all applicable fiduciary duties under state law;

(4) consents to being named as a Nominee in the Corporation’s proxy statement and form of proxy for the meeting;

(5) intends to serve a full term as a director of the Corporation, if elected; and

(6) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect;

(v)
a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Nominee, on the one hand, and any Noticing Party or any Shareholder Associated Person (as defined below), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Noticing Party and any Shareholder Associated Person were the “registrant” for purposes of such rule and the Nominee were a director or executive officer of such registrant;
(vi)
description of any business or personal interests that would reasonably be expected to place such Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries;

(vii)
all information relating to such Nominee that would be required to be disclosed in solicitations of proxies for election of directors in an election contest pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(b) as to the Noticing Party and each Shareholder Associated Person

(i)
the name and address of such Noticing Party, as they appear on the Corporation’s books, and of such Shareholder Associated Person;
(ii)
the class, series, and number of shares of capital stock of the Corporation which are owned beneficially and of record by such Noticing Party and such Shareholder Associated Person and the date or dates on which such shares were acquired;
(iii)
the name of each Nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party or any Shareholder Associated Person and any pledge by such Noticing Party or any Shareholder Associated Person with respect to any of such securities;
(iv)
a description of all agreements, arrangements, or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such Noticing Party or any Shareholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Noticing Party or any Shareholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”);
(v)
any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), of such Noticing Party or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Shareholder Associated Person in the Corporation or any Affiliate (as defined below) thereof or in the proposed business or Nomination to be brought before the meeting by the Noticing Party, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series Corporation);
(vi)
any rights to dividends on the shares of the Corporation owned beneficially by such Noticing Party or any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(vii)
any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Shareholder Associated Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;
(viii)
any equity interest or any Derivative Instruments, in each case, with a market value of more than $100,000, in any competitor of the Corporation identified in Part I, Item 1 of the annual report on Form 10-K or amendment thereto most recently filed by the Corporation with the Securities and Exchange Commission or in Item 8.01 of any current report on Form 8-K filed by the Corporation with the Securities and Exchange Commission thereafter but prior to the tenth (10th) day before the deadline for a Noticing Party’s notice under this Section 2.13 (each, a “Principal Competitor”) held by such Noticing Party or any Shareholder Associated Person;
(ix)
any direct or indirect interest (other than solely as a result of security ownership) of such Noticing Party or any Shareholder Associated Person in any agreement with the Corporation, any Affiliate of the Corporation or any Principal Competitor (including any employment agreement, collective bargaining agreement or consulting agreement);
(x)
a representation that neither such Noticing Party nor any Shareholder Associated Person has breached any agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto;
(xi)
all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Shareholder Associated Person with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Noticing Party, any Shareholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D;
(xii)
a representation that such Noticing Party intends to appear or cause a Qualified Representative (as defined below) of such Noticing Party to appear at the meeting to bring such business before the meeting or nominate any Nominees, as applicable, and an acknowledgment that, if such Noticing Party (or a Qualified Representative of such Noticing Party) does not appear to present such business or Nominees, as applicable, at such meeting, the Corporation need not present such business or Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(xiii)
a description of any pending or, to such Noticing Party’s knowledge, threatened legal proceeding or investigation in which such Noticing Party or any Shareholder Associated Person is a party or participant directly involving or directly relating to the Corporation or, to such Noticing Party’s knowledge, any current or former officer, director, or Affiliate of the Corporation;
(xiv)
identification of the names and addresses of other shareholders (including beneficial owners) known by such Noticing Party to provide financial support to the Nomination(s) or other business proposal(s) submitted by such Noticing Party and, to the extent known, the class and number of shares of the Corporation’s capital stock owned beneficially or of record by such other shareholders(s) or other beneficial owner(s);
(xv)
a representation from such Noticing Party as to whether such Noticing Party or any Shareholder Associated Person intends or is part of a group that intends to (1) solicit proxies in support of the election of any Nominee in accordance with Rule 14a-19 under the Exchange Act or (2) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the Nomination of any Nominee or proposed business to be considered at the meeting, as applicable, and if so, the name of each participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in such solicitation; and
(xvi)
all other information relating to such Noticing Party or any Shareholder Associated Person that would be required to be disclosed in a proxy statement required to be made in connection with the solicitation of proxies in support of the Business proposed by such Noticing Party, if any, or for the election of any Nominee in a contested election or otherwise pursuant to the Exchange Act; and provided, however, that the disclosures in the foregoing subclauses (b)(i) through (b)(xvi) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner (any such person or entity, an “Exempt Party”).
(G)
The Corporation may require any individual subject to such Nomination to furnish such other information as it may reasonably require to determine the eligibility of such individual to serve as a director of the Corporation.
(2)
Shareholder Business.
(A)
Only such Business shall be conducted at an annual or special meeting of shareholders of the Corporation as shall have been brought before such meeting in compliance with the procedures set forth in this Section 2.13, and any Business not brought in accordance with this Section 2.13 shall not be considered nor acted upon at such meeting of shareholders; provided, however, that if the Business is otherwise subject to Rule 14a-8 (or any successor to Rule 14a-8) promulgated under the Exchange Act (“Rule 14a-8”), the notice requirements of this Section 2.13(c)(2) shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his, her, or its intention to present such Business at an annual meeting of shareholders of the Corporation in accordance with Rule 14a-8, and such Business has been included in a proxy materials that have been prepared by the Corporation to solicit proxies for such annual meeting.

(B)
In the case of an annual meeting of shareholders of the Corporation, to be timely, any such written notice of a proposal of Business pursuant to Section 2.13(a)(3) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the Close of Business on the ninetieth (90th) day nor earlier than the Close of Business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which Public Disclosure of the date of such meeting is first made by the Corporation). In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting of shareholders of the Corporation commence a new time period (or extend any time period) for the giving of a Noticing Party’s notice as described above.
(C)
A Noticing Party’s notice of a proposal of Business pursuant to Section 2.13(a)(3) shall set forth: (i) as to the Business proposed by such Noticing Party, a brief description of the Business desired to be brought before the meeting, the text of the proposal or Business (including the text of any resolutions proposed for consideration and in the event that such Business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such Business at the meeting and any material interest in such Business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the Noticing Party and any Shareholder Associated Person, the information required pursuant to Section 2.13(c)(1)(F)(b).
(d)
General.
(1)
Except as otherwise provided by law, the chair of the meeting of shareholders of the Corporation shall have the power (a) to determine whether a Nomination or Business proposed to be brought before such meeting was made or proposed in accordance with this Section 2.13, and (b) to declare that such Nomination or Business shall be disregarded or that such proposed Nomination or Business shall not be considered or transacted. Notwithstanding the foregoing provisions of this Section 2.13, if the shareholder (or a Qualified Representative of such shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a Nomination or Business, such Nomination or Business shall be disregarded and such Nomination or Business shall not be considered or transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(2)
If (A) any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Nominee and (B) (1) such Noticing Party or Shareholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Party or Shareholder Associated Person no longer intends to solicit proxies in support of the election of such Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Party or Shareholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (2) no other Noticing Party or Shareholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Nominee (x) to the Corporation’s knowledge based on the information provided pursuant to Rule 14a-19 under the Exchange Act or these Bylaws, still intends to solicit proxies in support of the election of such Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the Nomination of such Nominee shall be disregarded and no vote on the election of such Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary of the Corporation, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(3)
In addition to complying with the foregoing provisions of this Section 2.13, a Noticing Party shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.13. Nothing in this Section 2.13 shall be deemed to affect any rights of (A) shareholders to request inclusion of proposals in the Corporation’s proxy materials pursuant to Rule 14a-8 (as defined below) under the Exchange Act, (B) shareholders to request inclusion of Nominees in the Corporation’s proxy materials pursuant to the Exchange Act and any regulations thereunder or (C) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Articles of Incorporation.
(4)
A Noticing Party shall update such Noticing Party’s notice provided under the foregoing provisions of this Section 2.13, if necessary, such that the information provided or required to be provided in such notice shall be true and correct in all material respects as of (A) the record date for determining the shareholders entitled to receive notice of the meeting and (B) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (1) be received by the Secretary of the Corporation at the principal executive offices of the Corporation (x) not later than the Close of Business five (5) business days after the record date for determining the shareholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the Close of Business seven (7) business days prior to the date of the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (2) be made only to the extent that information has changed since such Noticing Party’s prior submission and (3) clearly identify the information that has changed in any material respect since such Noticing Party’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.13(d)(4) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2.13 and shall not extend the time period for the delivery of notice pursuant to this Section 2.13. If a Noticing Party fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.13.
(5)
If any information submitted pursuant to this Section 2.13 by any Noticing Party related to any Nomination or Business shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information may be deemed not to have been provided in accordance with this Section 2.13. Any such Noticing Party shall notify the Secretary of the Corporation in writing at the principal executive offices of the Corporation of any material inaccuracy or change in any information submitted pursuant to this Section 2.13, including if any Noticing Party or any Shareholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.13(c)(1)(F)(b)(xv)(1) within two (2) business days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary of the Corporation on behalf of the Board of Directors (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven (7) business days after delivery of such request (or such other period as may reasonably be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 2.13 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 2.13 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.13.
(6)
Any written notice, supplement, update or other information required to be delivered by a shareholder to the Corporation pursuant to this Section 2.13 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary of the

Corporation at the Corporation’s principal executive offices and shall be deemed not to have been delivered unless so given.
(7)
For purposes of this Section 2.13,
(A)
“Affiliate” and “Associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act;
(B)
“beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act;
(C)
“Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day;
(D)
“Public Disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act;
(E)
a “Qualified Representative” of a Noticing Party means (I) a duly authorized officer, manager or partner of such Noticing Party or (II) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the Corporation prior to the making of any Nomination or proposal at a shareholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of shareholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of shareholders; and
(F)
“Shareholder Associated Person” shall mean, with respect to a Noticing Party and if different from such Noticing Party, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Party is providing notice of any Nomination or other Business proposed, (I) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with such Noticing Party or such beneficial owner(s) with respect to acquiring, holding, voting, or disposing of any securities of the Corporation, (II) any Affiliate or Associate of such Noticing Party (other than a Noticing Party that is an Exempt Party) or such beneficial owner(s), (III) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party or such beneficial owner(s) with respect to any proposed business or Nomination, as applicable, under these Bylaws, (IV) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party (other than a Noticing Party that is an Exempt Party), and (V) any Nominee.
2.14
Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the chair of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of the meeting of shareholders shall have the right and authority to convene and (regardless of whether a quorum is present) to recess or adjourn the meeting, to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; and (v) limitations on the time allotted to questions or comments by participants. The chair of the meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting or are otherwise contemplated by Section 2.13(d) hereof, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such chair of the meeting should so determine, such chair of the meeting shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Article 3

BOARD OF DIRECTORS
3.1
Number; Qualifications. Except as otherwise provided by the Articles of Incorporation, the number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors; provided, however, no director’s term shall be shortened by reason of a resolution reducing the number of directors. Directors must be natural persons who are eighteen (18) years of age or older but need not be residents of the state of Florida, shareholders of the Corporation, or citizens of the United States. No person shall be eligible for election or appointment as a director unless such person has, within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof, made himself or herself available to be interviewed by the Board of Directors (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a director or any other matter reasonably related to such person’s candidacy or service as a director of the Corporation.
3.2
Resignation; Removal; Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. To the extent allowed by law, any person who serves as a director and is also an employee of the Corporation shall resign if that person is no longer an employee upon notice given in writing or by electronic transmission to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Except as otherwise provided by the Articles of Incorporation, a special meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member or members thereof, may be removed, only with cause, by affirmative vote for removal of a specific director by shareholders holding 66 2/3% of the shares then entitled to vote at an election for directors of the Corporation, voting as a single class. Except as otherwise provided by law or the Articles of Incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled solely and exclusively by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by the sole remaining director, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his or her successor is elected and qualified. The number of directors that constitutes the entire Board of Directors shall be automatically reduced, without any further action by the Board of Directors, to eliminate any vacancy on the Board of Directors (other than a vacancy resulting from an increase in the number of directors) immediately upon the occurrence of such vacancy, but not to fewer directors than required by law, the Articles of Incorporation, or these Bylaws.
3.3
Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the state of Florida and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.
3.4
Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the state of Florida whenever called by the Chief Executive Officer, President, any Executive Vice President, or the Secretary of the Corporation, or by at least two (2) members of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances.
3.5
Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.5 shall constitute presence in person at such meeting.
3.6
Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the

Articles of Incorporation or these Bylaws otherwise provide, the vote of a majority of the votes cast by directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
3.7
Organization. Meetings of the Board of Directors shall be presided over by the Chair of the Board of Directors, if any, or in his or her absence by the Vice Chair of the Board of Directors, if any, or in his or her absence by the Lead Director (as designated from time to time by the Board of Directors), if any, or in his or her absence by the Chief Executive Officer, or in the absence of the foregoing persons by a chair chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chair of the meeting may appoint any person to act as secretary of the meeting.
3.8
Informal Action by Directors. Any action required or permitted to be taken by any provisions of law, the Articles of Incorporation, or these Bylaws at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting if each and every member of the Board of Directors or of such committee, as the case may be, signs a written consent and such written consent is filed in the minutes of the proceedings of the Board of Directors or such committee, as the case may be. Action taken under this Section 3.8 is effective when the last directors signs the consent, unless the consent specifies a different effective date, in which case it is effective on the data so specified.
Article 4

COMMITTEES
4.1
Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
4.2
Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter, and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 3 of these Bylaws.
Article 5

OFFICERS
5.1
Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary or Treasurer, of the Corporation, and it may, if it so determines, choose a Chair of the Board and a Vice Chair of the Board of Directors from among its members. The Board of Directors may also elect a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors deems necessary. Each such officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer, with or without cause, at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.
5.2
Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective officers, subject to the control of the Board of Directors. The

Board of Directors may require any officer, agent, or employee to give security for the faithful performance of his or her duties.
Article 6

STOCK
6.1
Certificates. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson or Vice Chairperson of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. The Corporation shall not have the power to issue a certificate in bearer form.
6.2
Lost, Stolen, or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate issued by the Corporation, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
Article 7

INDEMNIFICATION
7.1
Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the Florida Business Corporation Act (“FBCA”) as it presently exists or may be subsequently amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”), by reason of the fact that he or she or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans (an “indemnitee”), against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred by such indemnitee. Notwithstanding the foregoing sentence and except as provided in Section 7.3, the Corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized in the specific case by the Board of Directors.
7.2
Prepayment of Expenses. The Corporation shall to the fullest extent permitted by the FBCA pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a current director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article 7 or otherwise.
7.3
Claims. If a claim for indemnification (following the final disposition of the relevant proceeding) or payment of expenses under this Article 7 is not paid in full within thirty (30) days after a written claim therefor by the indemnitee has been received by the Corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.

7.4
Nonexclusivity of Rights. The rights conferred on any person by this Article 7 shall not be exclusive of any other rights which such person may have now or later acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.
7.5
Other Indemnification. The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit enterprise.
7.6
Nature of Indemnification Rights; Amendment or Repeal. Each person who was, is, or becomes a director or officer, or who serves at the request of the Corporation, shall be deemed to have served or to have continued to serve in such capacity in reliance upon the rights provided to him or her in this Article 7. All rights to indemnification (and the advancement of expenses) under this Article 7 shall be deemed to be provided by a contract between the Corporation and the person who serves or has served as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article 7 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
7.7
Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.
7.8
Other Indemnification and Prepayment of Expenses. This Article 7 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than those discussed in this Article 7 when and as authorized by appropriate corporate action.
Article 8

MISCELLANEOUS
8.1
Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
8.2
Seal. The corporate seal, if any, shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.
8.3
Manner of Notice. Except as otherwise provided in these Bylaws or permitted by applicable law, notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the Corporation. Notice to directors may be given by telecopier, telephone, or other means of electronic transmission.
8.4
Waiver of Notice of Meetings of Shareholders, Directors, and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated in the notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice.
8.5
Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

8.6
Severability. To the extent any provision of these Bylaws would be, in the absence of this Section 8.6, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these Bylaws, and all provisions of these Bylaws shall be construed so as to give effect to the intent manifested by these Bylaws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.